UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 17, 2005
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                              BARNES & NOBLE, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

             1-12302                                   06-1196501
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    (Commission File Number)                         (IRS Employer
                                                  Identification No.)

     122 Fifth Avenue, New York, NY                      10011
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(Address of Principal Executive Offices)              (Zip Code)

                                 (212) 633-3300
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               Registrant's Telephone Number, Including Area Code

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01  Entry into a Material Definitive Agreement

On June 17, 2005, Barnes & Noble, Inc. (the "Company"), together with certain of the Company's subsidiaries (the "Subsidiary Borrowers"), entered into a Credit Agreement (the "Agreement") with Bank of America, N.A., JPMorgan Chase Bank, N.A. and the other lending institutions listed in the Agreement (the "Lenders"), Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank N.A., as Syndication Agent, and Citicorp USA Inc., ING Capital LLC, Suntrust Bank and Wachovia Bank, National Association, as Co-Documentation Agents. Banc of America Securities LLC and JPMorgan Securities Inc. acted as joint Lead Arrangers and Co-Book Managers under the Agreement.

The Agreement replaces the Amended and Restated Credit and Term Loan Agreement, dated as of August 10, 2004 (the "Prior Facility"), which consisted of a revolving credit facility and a term loan. The revolving credit facility portion was due to expire in May 2006 and the term loan had a maturity date of August 10, 2009. The Prior Facility was terminated on June 17, 2005. Letters of Credit issued under the Prior Facility, which totaled approximately $30,000,000 as of June 17, 2005, were transferred to the Agreement.

The Agreement provides for a maximum borrowing of $850,000,000 (which under certain circumstances may be increased to $1,000,000,000 at the option of the Company) and terminates on June 16, 2010. The maximum borrowing amount may be reduced from time to time according to the terms of the Agreement. Borrowings made pursuant to the Agreement may be committed loans or swing line loans, the combined sum (including any outstanding letters of credit) of which may not exceed the maximum borrowing amount. Amounts borrowed under the Agreement may be borrowed, repaid and reborrowed from time to time until June 16, 2010. The Agreement also provides for the issuance of letters of credit.

Borrowings made pursuant to the Agreement as committed loans will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either
(a) the base rate, described in the Agreement as the higher of Bank of America N.A.'s prime rate or the federal funds rate plus 0.50%, or (b) the Eurodollar rate (a publicly published rate) plus a percentage spread (ranging form 0.750% to 1.375%) based on the Company's consolidated fixed charge coverage ratio. Swing line loans bear interest at the base rate. Under the Agreement, the Company agrees to pay a facility fee, payable quarterly, at rates that range from 0.150% to 0.300% depending on the Company's consolidated fixed charge coverage ratio. The payments under this Agreement are guaranteed by material subsidiaries of the Company.

The Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions, and transactions with affiliates. The covenant permits the Company to use proceeds of the credit loans and letters of credit for the repayment of all amounts under the Prior Facility and for other existing indebtedness, as permitted under the Agreement, for working capital and capital expenditures and for all other lawful corporate purposes, including payment of dividends, acquisitions of assets, capital stock of other companies and share repurchases, in each case to the extent permitted in the Agreement. The Agreement also contains financial covenants that require the Company to maintain a minimum consolidated fixed charge coverage ratio of 1.75 and a maximum consolidated funded debt to earnings ratio of 2.00.

The Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any material representation or warranty made by the Company proving to be false in any material respect, certain bankruptcy, insolvency or receivership events affecting the Company or its subsidiaries, defaults relating to certain other indebtedness, imposition of certain judgments and a change in control of the Company (as defined in the Agreement).

                                       2

In the event of a default by the Company, the Administrative Agent may, and at the request of the requisite number of Lenders shall, declare all obligations under the Agreement immediately due and payable, terminate the Lenders' commitments to make loans under the Agreement, and enforce any and all rights of the Lenders or Administrative Agent under the Agreement and related documents. For certain events of default related to bankruptcy, insolvency and receivership, the commitments of Lenders will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable.

Certain of the Lenders party to the Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Certain direct and indirect subsidiaries of the Company guaranteed certain obligations of the Company and the Subsidiary Borrowers. The form of such guarantee is filed as Exhibit 10.2 hereto and incorporated herein by reference.

On June 20, 2005, the Company issued a press release announcing the entry into the Agreement.

Item 1.02. Termination of a Material Definitive Agreement

Effective June 17, 2004, the Company's Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 10, 2004, by and among the Company, the lending institutions party thereto and Bank of America, N.A. as administrative agent (the "Prior Facility"), which provided for (i) a term loan of $245 million with a maturity date of August 10, 2009, and (ii) a secured revolving credit facility of up to an aggregate of $500 million at any one time outstanding with a maturity date of May 22, 2006, was terminated.

Borrowings made pursuant to the Prior Facility bore interest at (a) the higher of (x) the lead bank's prime rate or (y) the federal funds rate plus 0.50%, in each case plus a spread based on the fixed charge average ratio which ranged from 0.25% to 0.00%, or (b) the adjusted LIBOR rate plus a percentage spread (ranging from 1.875% to 0.875%) based upon the Company's fixed charge coverage ratio. The Prior Facility contained financial covenants that required the Company (i) to maintain a minimum fixed charge coverage ratio of 1.6, (ii) to maintain a maximum adjusted senior funded debt to earnings of (x) 1.5, so long as no subordinated debt is outstanding and (y) a range of 1.25 to .75 based on the amount of subordinated debt outstanding, (iii) a maximum adjusted total funded debt to earnings of (x) 2.5, so long as subordinated debt is outstanding and (y) at all times greater than 60% of total capitalization and (iv) not to make capital expenditures in excess of $190,000,000 in any fiscal year. As of June 17, 2005, there was $245,000,000 principal outstanding under the term loan and zero principal outstanding under the revolving credit facility, and approximately $30,000,000 of letters of credit were issued thereunder. The Company paid the total outstanding amounts under the Prior Facility (other than the outstanding letters of credit) from cash on hand and the letters of credit were transferred to the Agreement, a description of which is contained under
Item 1.01 of this Current Report on Form 8-K. The Company did not incur any early termination penalties in connection with the termination of the Prior Facility.

The Prior Facility was also secured by the Company's and its subsidiaries accounts receivable, certain intellectual property and the capital stock and other equity interests of certain of the Company's direct and indirect subsidiaries.

                                       3

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

     (c)  Exhibits

          10.1 Credit Agreement, dated as of June 17, 2005, by and among Barnes & Noble, Inc. and certain of its Subsidiaries, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank N.A., as Syndication Agent, and Citicorp USA Inc., ING Capital LLC, Suntrust Bank and Wachovia Bank, National Association, as Co-Documentation Agents, and the other Lenders named therein (the "Lenders").

          10.2 Subsidiary Guaranty Agreement, dated as of June 17, 2005, made by Doubleday Book Shops, Inc., B&N.Com Holding Corp., CCI Holdings, Inc., B&N General Partner (Texas) Corp., B&N Limited Partner (Texas) Corp., barnesandnoble.com inc., Barnes & Noble Bookquest LLC, Marketing Services (Minnesota) Corp. and Barnes & Noble Services, Inc., as Guarantors, to Bank of America, N.A., as Administrative Agent for each of the Lenders.


          99.1 Press Release of Barnes & Noble, Inc., dated June 20, 2005.

                                       4

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BARNES & NOBLE, INC.
                                         (Registrant)


                                         By: /s/ Joseph J. Lombardi
                                             ---------------------------------
                                             Joseph J. Lombardi
                                             Chief Financial Officer

Date:  June 20, 2005

                                       5

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                                  EXHIBIT INDEX

Exhibit No.                             Description
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10.1           Credit Agreement, dated as of June 17, 2005, by and among Barnes
               & Noble, Inc. and certain of its Subsidiaries, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank N.A., as Syndication Agent, and Citicorp USA Inc., ING Capital LLC, Suntrust Bank and Wachovia Bank, National Association, as Co-Documentation Agents, and the other Lenders named therein (the "Lenders").

10.2 Subsidiary Guaranty Agreement, dated as of June 17, 2005, made by Doubleday Book Shops, Inc., B&N.Com Holding Corp., CCI Holdings, Inc., B&N General Partner (Texas) Corp., B&N Limited Partner (Texas) Corp., barnesandnoble.com inc., Barnes & Noble Bookquest LLC, Marketing Services (Minnesota) Corp. and Barnes & Noble Services, Inc., as Guarantors, to Bank of America, N.A., as Administrative Agent for each of the Lenders.

99.1           Press Release of Barnes & Noble, Inc., dated June 20, 2005.